Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2012 with respect to the consolidated financial statements of  New York Mortgage Trust, Inc. included in the Annual Report on Form 10-K of JMP Group, Inc. for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said report in JMP Group Inc.’s Registration Statement on Form S-3.

/s/ Grant Thornton LLP

August 29, 2012
New York, New York